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As filed with the Securities and Exchange Commission on August 6, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

HPL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0550714
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2033 Gateway Place, San Jose, CA 95110
(Address of Principal Executive Offices)

AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN
2001 EMPLOYEE STOCK PURCHASE PLAN
2001 FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN
STOCK OPTION AGREEMENT, DATED JULY 30, 2001,
BETWEEN THE REGISTRANT AND PHILIP GRUEBELE
(Full Title of the Plans)

Y. David Lepejian
President and Chief Executive Officer
HPL Technologies, Inc.
2033 Gateway Place
San Jose, CA 95110
(Name and Address of Agent For Service)

(408) 437-1466
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

ALAN JACOBS
HELLER EHRMAN WHITE & MCAULIFFE LLP
4250 EXECUTIVE SQUARE, 7TH FLOOR
LA JOLLA, CALIFORNIA 92037
Telephone: (858) 450-8400
Facsimile: (858) 450-8499

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock $0.001 par value	14,295,725	(See Notes to Calculation of Registration Fee)	$66,672,124	$16,675

(1)
Represents the maximum number of shares issuable upon exercise of stock options granted and to be granted pursuant to the registrant's Amended and Restated 2001 Equity Incentive Plan, 2001 Employee Stock Purchase Plan, 2001 Foreign Subsidiary Employee Stock Purchase Plan and the Stock Option Agreement, dated July 30, 2001, between the registrant and Philip Gruebele, including such additional number of shares as may be required by reason of the anti-dilution provisions of such plans and agreement.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933 (the "Securities Act"). The price per share and aggregate offering price are based upon (a) the aggregate exercise price for shares subject to outstanding options granted by the registrant under the Amended and Restated 2001 Equity Incentive Plan and the Stock Option Agreement, dated July 30, 2001, between the registrant and Philip Gruebele, and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq Stock Market for August 1, 2001 for shares reserved for future issuance pursuant to (i) the Amended and Restated 2001 Equity Incentive Plan, (ii) the 2001 Employee Stock Purchase Plan, and (iii) the 2001 Foreign Subsidiary Stock Purchase Plan (pursuant to Rule 457(c) under the Securities Act). The chart below details the calculations of the registration fee.

NOTES TO CALCULATION OF REGISTRATION FEE

Type of Shares	Number of Shares	Offering Share Price
Shares issuable pursuant to outstanding options under the Amended and Restated 2001 Equity Incentive Plan	7,969,960	$3,516,985
Shares issuable under Stock Option Agreement between the registrant and Philip Gruebele	1,632,000	$24,000
Shares reserved for the future issuance pursuant to the Amended and Restated 2001 Equity Incentive Plan	4,183,765	$56,271,639
Shares reserved for issuance pursuant to the 2001 Employee Stock Purchase Plan and the 2001 Foreign Subsidiary Employee Stock Purchase Plan	510,000	$6,859,500
Proposed Maximum Offering Price		$66,672,124
Registration Fee		$16,675

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated by reference in this registration statement:

  (a)
  the final prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act in connection with the Registration Statement on Form S-1 as amended and supplemented from time to time (Registration No. 333-61810) originally filed with the Commission on May 29, 2001 in which there is set forth audited financial statements for the registrant's fiscal years ended March 31, 1999, March 31, 2000 and March 31, 2001; and

  (b)
  The description of the Common Stock of the registrant contained in the Registration Statement on Form 8-A (No. 000-32967) filed with the Commission on July 6, 2001, pursuant to Section 12 of the Exchange Act of 1934 (the "Exchange Act").

    All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

    Not applicable.

Item 5. Interests of Named Experts and Counsel

    The validity of the Common Stock offered hereby will be passed upon for the registrant by Heller Ehrman White & McAuliffe LLP, San Diego, California.

Item 6. Indemnification of Directors and Officers

    The registrant's amended and restated Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law (the "DGCL"), the registrant's directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to the registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The registrant has obtained liability insurance of its officers and directors and has entered into indemnification agreements with its executive officers and directors.

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    Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) arising under Section 174 of the DGCL including for an unlawful payment of dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by the DGCL and, together with the registrant's Bylaws (the "Bylaws"), provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. See the registrant's amended and restated Certificate of Incorporation and Bylaws filed as Exhibits 4.1 and 4.2 hereto, respectively.

Item 7. Exemption from Registration Claimed

    Not applicable.

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Item 8. Exhibits

4.1	Amended and Restated Certificate of the registrant (1)
4.2	Bylaws of the registrant (1)
4.3	Specimen stock certificate (1)
5.1	Opinion of Heller Ehrman White & McAuliffe LLP
10.1	Amended and Restated 2001 Equity Incentive Plan (1)
10.2	Form of Notice of Stock Option Grant for use under Amended and Restated 2001 Equity Incentive Plan (1)
10.3	2001 Employee Stock Purchase Plan (1)
10.4	2001 Foreign Subsidiary Employee Stock Purchase Plan (1)
10.5	Stock Option Agreement, dated July 30, 2001, between the registrant and Philip Gruebele
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants
23.2	Consent of PricewaterhouseCoopers LLP, independent accountants
23.3	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)
24	Power of Attorney (page II-5)

(1)
Incorporated by reference from the registrant's Registration Statement on Form S-1 as amended and supplemented from time to time (Registration No. 333-61810) originally filed with the Commission on May 29, 2001.

Item 9. Undertakings

    A.  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the

II–3

  securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B.  The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 6th day of August, 2001.

HPL TECHNOLOGIES, INC.
By:	/s/ Y. DAVID LEPEJIAN Y. David Lepejian President and Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint David Lepejian and Rita Rubinstein, and each of them, with full power of substitution and full power to act without the other such person's true and lawful attorney-in-fact and agent for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities as of August 6, 2001.

Signature	Title	Date
/s/ Y. DAVID LEPEJIAN Y. David Lepejian	President, Chief Executive Officer (Principal Executive Officer)	August 6, 2001
/s/ ITA GEVA Ita Geva	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 6, 2001
/s/ LAWRENCE KRAUS Lawrence Kraus	Director	August 6, 2001
/s/ ELIAN ANTOUN Elian Antoun	Director	August 6, 2001
/s/ YERVANT ZORIAN Yervant Zorian	Director	August 6, 2001
/s/ OSAMU KANO Osamu Kano	Director	August 6, 2001

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INDEX TO EXHIBITS

Item No.	Description of Items
4.1	Amended and Restated Certificate of the registrant (1)
4.2	Bylaws of the registrant (1)
4.3	Specimen stock certificate (1)
5.1	Opinion of Heller Ehrman White & McAuliffe LLP
10.1	Amended and Restated 2001 Equity Incentive Plan (1)
10.2	Form of Notice of Stock Option Grant for use under Amended and Restated 2001 Equity Incentive Plan (1)
10.3	2001 Employee Stock Purchase Plan (1)
10.4	2001 Foreign Subsidiary Employee Stock Purchase Plan (1)
10.5	Stock Option Agreement, dated July 30, 2001, between the registrant and Philip Gruebele
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants
23.2	Consent of PricewaterhouseCoopers LLP, independent accountants
23.3	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)
24	Power of Attorney (page II-5)

(1)
Incorporated by reference from the registrant's Registration Statement on Form S-1 as amended and supplemented from time to time (Registration No. 333-61810) originally filed with the Commission on May 29, 2001.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS